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                                CREDIT AGREEMENT

                                 by and between

             GEL TECH, L.L.C., an Arizona limited liability company


                                       and


                 IMPERIAL BANK, a California banking corporation






                                   Dated as of

                                January 11, 2000






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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS ...................................................................   1

ARTICLE 1      DEFINITION OF TERMS .........................................   2
     1.1       Definitions .................................................   2
     1.2       References ..................................................   8
     1.3       Accounting Terms ............................................   8

ARTICLE 2      THE RLC .....................................................   9
     2.1       RLC Commitment ..............................................   9
     2.2       Revolving Line of Credit ....................................   9
     2.3       RLC Payments ................................................   9
     2.4       Excess Balance Payment ......................................  10
     2.5       Conditions ..................................................  10
     2.6       Other RLC Advances by Lender ................................  10
     2.7       Assignment ..................................................  10

ARTICLE 3      PAYMENTS AND FEES PROVISIONS ................................  12
     3.1       Payments ....................................................  12
     3.2 (a)   RLC Non-Use Fee .............................................  12
         (b)   RLC Fee .....................................................  13
     3.3       Computations ................................................  13
     3.4       Maintenance of Accounts .....................................  13

ARTICLE 4      SECURITY ....................................................  14
     4.1       Security ....................................................  14
     4.2       Security Documents ..........................................  14

ARTICLE 5      CONDITIONS PRECEDENT ........................................  15
     5.1       Initial or Any Subsequent Advance ...........................  15
     5.2       No Event of Default .........................................  16
     5.3       No Material Adverse Effect ..................................  16
     5.4       Representations and Warranties ..............................  16

ARTICLE 6      REPRESENTATIONS AND WARRANTIES ..............................  17
     6.1       Recitals ....................................................  17
     6.2       Organization and Good Standing ..............................  17
     6.3       Authorization and Power .....................................  17
     6.4       Security Documents ..........................................  17
     6.5       No Conflicts or Consents ....................................  17
     6.6       No Litigation ...............................................  17

     6.7       Financial Condition .........................................  18
     6.8       Taxes .......................................................  18
     6.9       No Stock Purchase ...........................................  18
     6.10      Advances ....................................................  18
     6.11      Enforceable Obligations .....................................  18
     6.12      No Default ..................................................  18
     6.13      Significant Debt Agreements .................................  18
     6.14      ERISA .......................................................  19
     6.15      Compliance with Law .........................................  19
     6.16      Solvent .....................................................  19
     6.17      Investment Borrower Act .....................................  19
     6.18      Title .......................................................  19
     6.19      Survival of Representations, Etc. ...........................  19
     6.20      Environmental Matters .......................................  19
     6.21      Licenses, Tradenames ........................................  19
     6.22      Year 2000 Compliance ........................................  20

ARTICLE 7      AFFIRMATIVE COVENANTS .......................................  21
     7.1       Financial Statements, Reports and Documents .................  21
     7.2       Maintenance of Existence and Rights; Conduct of
                 Business; Management ......................................  22
     7.3       Operations and Properties ...................................  22
     7.4       Authorizations and Approvals ................................  22
     7.5       Compliance with Law .........................................  22
     7.6       Payment of Taxes and Other Indebtedness .....................  22
     7.7       Compliance with Significant Debt Agreements and
                 Other Agreements ..........................................  22
     7.8       Compliance with Credit Documents ............................  22
     7.9       Notice of Default ...........................................  23
     7.10      Other Notices ...............................................  23
     7.11      Books and Records; Access; Audits ...........................  23
     7.12      ERISA Compliance ............................................  23
     7.13      Further Assurances ..........................................  23
     7.14      Insurance ...................................................  24
     7.15      Year 2000 Compliance ........................................  24
     7.16      Deposit Accounts ............................................  25

ARTICLE 8      NEGATIVE COVENANTS ..........................................  26
     8.1       Existence ...................................................  26
     8.2       Amendments to Organizational Documents ......................  26
     8.3       Margin Stock ................................................  26
     8.4       Distributions ...............................................  26
     8.5       Liens .......................................................  26
     8.6       Transfer Collateral .........................................  26
     8.7       Merger; Sale of Assets ......................................  26

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     8.8       Indebtedness ................................................  26
     8.9       Financial Covenants .........................................  27

ARTICLE 9      EVENTS OF DEFAULT ...........................................  28
     9.1       Events of Default ...........................................  28
     9.2       Remedies Upon Event of Default ..............................  30
     9.3       Performance by Lender .......................................  31

ARTICLE 10     MISCELLANEOUS ...............................................  32
     10.1      Modification ................................................  32
     10.2      Waiver ......................................................  32
     10.3      Payment of Expenses .........................................  32
     10.4      Notices .....................................................  32
     10.5      Governing Law; Jurisdiction, Venue; Waiver of Jury Trial ....  33
     10.6      Invalid Provisions ..........................................  33
     10.7      Binding Effect ..............................................  34
     10.8      Entirety ....................................................  34
     10.9      Headings ....................................................  34
     10.10     Survival ....................................................  34
     10.11     No Third Party Beneficiary ..................................  34
     10.12     Time ........................................................  34
     10.13     Reference Provision .........................................  34
     10.14     Schedules and Exhibits Incorporated .........................  36
     10.15     Counterparts ................................................  36
     10.16     Participations ..............................................  36



EXHIBIT "A"    Form of Advance  Notice
EXHIBIT "B"    Form of Compliance Certificate
EXHIBIT "C"    Form of Borrowing Base Certificate
EXHIBIT "D"    Form of Waiver/Release of Lien Rights

                                CREDIT AGREEMENT


     BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of this 11th day of January, 2000 by and between GEL TECH, L.L.C., an Arizona limited liability company ("Borrower"), and IMPERIAL BANK, a California banking corporation (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

     A. Borrower has requested that Lender establish the following financial accommodations:

          (1) A revolving line of credit facility (the "RLC") in the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for the purpose of funding Borrower's short-term working capital.

     B. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Credit Agreement, establishing the terms and conditions thereof.

                                    ARTICLE 1

                               DEFINITION OF TERMS

     1.1. Definitions. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the Section hereof referred to below:

          "Advance" means an RLC Advance.

          "Affiliate" of any Person means any Person which, directly or indirectly, Controls or is Controlled by such Person.

          "Authorized Manager" means one or more managers of Borrower duly authorized (and so certified to Lender by the member of Borrower pursuant to a borrowing authorization from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Credit Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

          "Banking Day" means a day of the year on which banks are not required or authorized to close in Inglewood, California and/or Phoenix, Arizona.

          "Borrower": See the Preamble hereto.

          "Borrowing Base" means the sum of (i) the Eligible Accounts Amount plus (ii) the Eligible Deposit Amount.

          "Borrowing Base Certificate" means a certificate substantially in the form attached hereto as Exhibit C.

          "Closing Date" means the date of delivery of this Credit Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all property subject to the Security Documents.

          "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

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          "Credit Agreement": See the Preamble hereto.

          "Credit Documents" means this Credit Agreement, the Note (including any renewals, extensions and refundings thereof), the Security Documents, the Triparty Agreement and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

          "Default Rate" means at any time five percent (5%) per annum over the then applicable interest rate.

          "Dollars" and the sign "$" mean lawful currency of the United States of America.

          "Eligible Accounts" means those accounts receivable of Borrower, except Eligible Accounts shall not include any of the following:

               (a) Account balances over ninety (90) calendar days from invoice date.

               (b) Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

               (c) Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 calendar days from invoice date.

               (d) As to accounts representing more than the Maximum Concentration Percentage of Borrower's total accounts receivable, outstanding at any time the balance in excess of Maximum Concentration Percentage is not eligible, where the "Maximum Concentration Percentage" means 40% as to Borrower's accounts with Walgreens, Kmart, McKesson Drug and Costco, and 20% as to all other accounts of Borrower.

               (e) Accounts with respect to international transactions unless insured by an insurance company acceptable to Lender in its sole discretion or covered by letters of credit issued or confirmed by a bank acceptable to Lender or unless otherwise acceptable to Lender, in its sole and absolute discretion.

               (f) Credit balances greater than ninety (90) calendar days from invoice date.

               (g) Accounts where the account debtor is a seller to Borrower, whereby a potential offset (contra) exists, to the extent of the offset.

               (h) Consignment or guaranteed sales.

               (i) Bill and hold accounts.

               (j) Contracts receivable.

               (k) Progress billings.

          "Eligible Accounts Amount" means an amount equal to fifty percent (50.0%) of the Eligible Accounts.

          "Eligible Deposit Amount" means an amount equal to one hundred percent (100.0%) of all cash of Borrower on deposit with Lender plus all funds invested by Borrower with Lender.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

          "Event of Default": See Section 9.1 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Financial Covenants": See Section 8.9 hereof.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

          "Governmental  Authority"  means  any  government  (or  any  political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

          "Indebtedness" of a Person means each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money, (b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) guarantees of Indebtedness of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

          "IP Security Agreement": See Section 4.1(b) hereof.

          "Lender": See the Preamble hereto.

          "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

          "Liquidity Percentage" means at any time Borrower's Eligible Deposit Amount as a percentage of the RLC Balance.

          "Loan" or "Loans" means the RLC.

          "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

          "Maturity Date" means the RLC Maturity Date.

          "Maximum RLC Loan Amount": See Section 2.1 hereof.

          "Net Income" means, for any period, the net income of Borrower for such period, determined in accordance with GAAP.

          "Note" or "Notes" means the RLC Note.

          "Obligation" means all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Note, including without limitation the Loan and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

          "Payment Date" means the first day of each month, provided that if any such day is not a Banking Day, then such Payment Date shall be the next successive Banking Day.

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,  and  any
successor  to  all  or  substantially   all  of  the  Pension  Benefit  Guaranty
Corporation's functions under ERISA.

          "Permitted Liens" means:

               (a) Liens in Lender's favor.

               (b) Liens for taxes not delinquent.

               (c) Liens resulting from purchase money financing as to the personal property so financed and any sales proceeds therefrom.

          "Person"  includes an individual,  a corporation,  a joint venture,  a
partnership,   a  trust,  a  limited   liability   company,   an  unincorporated
organization or a government or any agency or political subdivision thereof.

          "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

          "Prime Rate" means the interest rate per annum publicly announced by Lender, or its successors, as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily the best or lowest rate offered by Lender and Lender may lend to its customers at rates that are at, above or below its Prime Rate.

          "Quarterly End Date" means each March 31, June 30, September 30 and December 31.

          "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

          "Reportable  Event"  means  any  "reportable  event" as  described  in
Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

          "RLC": See Recital A hereof.

          "RLC Advance" means a disbursement of the proceeds of the RLC.

          "RLC Balance" means the aggregate outstanding principal amount of all RLC Advances.

          "RLC Commitment" means One Million And No/100 Dollars ($1,000,000.00).

          "RLC Fee": See Section 3.2(b) hereof.

          "RLC Maturity Date" means January 10, 2001.

          "RLC Non-Use Fee": See Section 3.2(a) hereof.

          "RLC Note" means that Revolving Promissory Note of even date herewith in the amount of the RLC Commitment, executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

          "Security Agreement": See Section 4.1(a) hereof.

          "Security Documents": See Section 4.2 hereof.

          "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $100,000.00 in outstanding principal (or principal equivalent) amount.

          "Subordinated Debt" means Indebtedness of Borrower subordinated to the payment of the Obligation pursuant to written agreements acceptable to Lender.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Triparty Agreement": See Section 5.1(k) hereof.

          "Variable Rate" means the rate per annum equal to the sum of three percent (3.0%) and the Prime Rate per annum as in effect from time to time. The Variable Rate will change on each day that the "Prime Rate" changes.

          "Variable Rate Advance" means an Advance that bears interest at the Variable Rate.

     1.2 References. Capitalized terms shall be equally applicable to both the singular and the plural forms of the terms therein defined. References to "Credit Agreement," "this Agreement," "herein," "hereof," "hereunder," or other like words mean this Credit Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

     1.3 Accounting Terms. Except as expressly provided to the contrary herein, all accounting terms shall be interpret ed and all accounting determinations shall be made in accordance with GAAP, except as otherwise specifically provi ded for herein. To the extent any change in GAAP affects any computation or determination required to be mad e pursuant to this Credit Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and Lender agree in writing on an adjustment to such computation or determination t o account for such change in GAAP.

                                    ARTICLE 2

                                     THE RLC

     2.1 RLC Commitment. Subject to the conditions herein set forth, Lender agrees to make the RLC available to or for the benefit of Borrower, and Borrower agrees to draw upon the RLC, in the manner and upon the terms and conditions herein expressed, amounts that shall not exceed the lesser of the following (the "Maximum RLC Loan Amount"):

          (a) The RLC Commitment.

          (b) The Borrowing Base.

     2.2 Revolving Line of Credit.

          (a) Subject to the terms and conditions set forth in this Credit Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower and new RLC Advances made to Borrower, as Borrower may request, provided that (i) no RLC Advance shall be made if an Event of Default shall be continuing, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC to exceed the Maximum RLC Loan Amount, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

          (b) The RLC shall be evidenced by the RLC Note.

     2.3 RLC Payments. The RLC shall bear interest and be payable to Lender upon the following terms and conditions:

          (a) Interest shall accrue on the unpaid principal of an RLC Advance at the Variable Rate.

          (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued and unpaid interest through the end of the preceding month shall be due and payable on each Payment Date.

          (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

          (d) Each request for an RLC Advance shall be substantially in the form attached hereto as Exhibit "A" from an Authorized Officer and shall, in addition to complying with the other requirements in this Credit Agreement, specify the date and amount of the requested RLC Advance.

          (e) If any payment of interest and/or principal is not received by Lender within ten (10) days of when such payment is due, then in addition to the remedies conferred upon Lender under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

          (f) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

     2.4 Excess Balance Payment. There shall be due and payable from Borrower to Lender, and Borrower shall repay to Lender, within five (5) days of written demand from Lender, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the Maximum RLC Loan Amount.

     2.5 Conditions. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

     2.6 Other RLC Advances by Lender. Lender, after giving fifteen (15) days prior written notice to Borrower to allow for corrective action, from time to time, may make RLC Advances in any amount in payment of accrued and unpaid (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) any charges and expenses that are the obligation of Borrower under this Credit Agreement or any Security Document, and (iii) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any still existing Event of Default.

     2.7 Assignment. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

                                     ARTICLE

                          PAYMENTS AND FEES PROVISIONS

     3.1 Payments.

          (a) All payments and prepayments by the Borrower of principal of and interest on the Note and all fees, expenses and any other Obligation payable to Lender in connection with the Loans shall be nonrefundable and made in Dollars or immediately available funds to Lender not later than 2:00 p.m., (Phoenix, Arizona local time) on the dates called for under this Credit Agreement, at the office of Lender in Phoenix, Arizona. Funds received after such hour shall be deemed to have been received by Lender on the next Banking Day.

          (b) Unless otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

          (c) Interest shall be due and payable on the Loans on each Payment Date and on the Maturity Date.

          (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

          (e) Borrower authorizes Lender to collect all interest, fees, costs, and/or expenses due under this Credit Agreement by charging Borrower's demand deposit account number 97005486 with Lender, or any other demand deposit account maintained by Borrower with Lender, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     3.2 (a) RLC Non-Use Fee: Borrower agrees to pay Lender a quarterly fee (the "RLC Non-Use Fee") in an annualized amount equal to one-half percent (0.5%) of the average daily undrawn balance of the RLC Commitment during the prior calendar quarterly period. The RLC Non-Use Fee shall initially accrue from the Closing Date and shall be due and payable in arrears within three (3) Banking Days after written notice of such amount due by Lender to Borrower and shall be non-refundable. The first such payment shall be due on March 31, 2000 and thereafter on each Quarterly End Date.

          (b) RLC Fee: Borrower agrees to pay to Lender on the Closing Date a fee (the "RLC Fee") in an amount equal to one percent (1.0%) of the RLC Commitment. Lender agrees to apply the RLC Fee to any origination fee that may be charged by Lender on any future increase in the RLC Commitment so long as such increase is requested by Borrower within 180 days of the Closing Date.

     3.3 Computations. All fees and interest on the Note shall be computed on the basis of a year of 360-days/year and accrue on a daily basis for the actual number of days elapsed.

     3.4 Maintenance of Accounts. Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Credit Agreement, the entries made in the ordinary course of business in such account or accounts shall be evidence of the existence and amounts of the obligations of the Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the Note.

                                     ARTICLE

                                    SECURITY

     4.1 Security. So long as the Loan is outstanding, Borrower shall cause the Loan and Borrower's obligations under this Credit Agreement to be secured at all times by the following:

          (a) a valid and effective security agreement (the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of its personal property as described therein, subject to no prior Liens except for Permitted Liens; and

          (b) by a valid and effective intellectual property security agreement (the "IP Security Agreement") duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of its intellectual property described therein, subject to no prior Liens except for Permitted Liens.

     4.2 Security Documents. All of the documents required by this Article 4 shall be in form satisfactory to Lender and Lender's counsel, and, together with any Financing Statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement, and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                     ARTICLE

                              CONDITIONS PRECEDENT

     The obligation of Lender to make any Loan and to make each and any Advance hereunder is subject to the full prior satisfaction at each such time of each of the following conditions precedent:

     5.1 Initial or Any Subsequent Advance. Prior to its making the initial Advance or any subsequent Advance, Lender shall have received the following each in form and substance satisfactory to Lender:

          (a) This Credit Agreement. This Credit Agreement, duly executed and delivered to Lender by Borrower.

          (b) The RLC Note. The RLC Note, duly executed, drawn to the order of Lender and otherwise as provided in Article 2 hereof.

          (c) Organizational Documents. A copy of the current organization documents of Borrower, including all amendments thereto, certified as current and complete by the appropriate authority of the state of Borrower's formation, together with evidence of its good standing in the state of formation and in every other state in which it is doing business or the conduct of its business requires such standing for the enforcement of material contracts.

          (d) Secretary Certificate. A certificate of the secretary of Borrower, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of its organizational documents in effect on the date of passage of the authorizations described immediately below and at all subsequent times to and including the date of the certificate, (ii) attached thereto is a true and complete copy of any of its resolutions or authorizations authorizing the Loan, the execution, delivery, and performance of this Credit Agreement, the Note, the Credit Documents, and all advances of credit hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to its charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of its officers authorized to sign this Credit Agreement and other documents to be delivered hereunder and/or to act as Authorized Manager hereunder.

          (e) Security Agreement. The Security Agreement, duly executed and delivered to Lender by Borrower.

          (f) IP Security Agreement. The IP Security Agreement, duly executed and delivered to Lender by Borrower and, if required by Lender, filed with the US Patent Office.

          (g) Compliance Certificate. A Compliance Certificate substantially in the form of Exhibit "B" attached hereto, indicating that Borrower is in compliance with the Financial Covenants as of September 30, 1999.

          (h) Fees and Costs. Payment of the RLC Fee and costs of the Lender.

          (i) Financing Statements. Financing Statements, duly executed and delivered to Lender by Borrower.

          (j)  Accounts  Receivable.   A  listing  and  aging  of  the  accounts
receivable of Borrower as of September 30, 1999.

          (k) Triparty Agreement. A Triparty Agreement, duly executed and delivered to Lender by Borrower and Gum Tech International, Inc. (the "Triparty Agreement").

          (l) Borrower's Financial Statements. Borrower's September 30, 1999 financial statements.

          (m) Landlord Waivers. Lien waivers substantially in the form of Exhibit "D" attached hereto, executed by the landlord of each leased premises where collateral is located, if any.

          (n) Additional Information. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

     5.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of any Loan.

     5.3 No Material Adverse Effect. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

     5.4 Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Dat e (other than those of such representations which by their express terms speak to a date prior to that date, whic h representations shall, in all material respects, be true and correct as of such respective date).

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

     To induce Lender to make the Loan, Borrower represents and warrants to Lender that:

     6.1 Recitals. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

     6.2 Organization and Good Standing. It is duly organized, validly existing and in good standing in all states and/or countries in which the nature of its business and property makes such qualifications necessary or appropriate. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states and/or countries wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

     6.3 Authorization and Power. It has the power and requisite authority to execute, deliver and perform this Credit Agreement, the Note and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Note and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Note and such other Credit Documents.

     6.4 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

     6.5 No Conflicts or Consents. Neither the execution and delivery of this Credit Agreement, the Note or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with: (i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, credit agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

     6.6 No Litigation. Except for those matters that have been previously disclosed to Lender in writing, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

     6.7 Financial Condition. It has delivered to Lender copies of the Borrower's most recent financial statements. Such financial statements, in all material respects, fairly and accurately present the financial position of Borrower as of such date, have been prepared in accordance with GAAP and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statement not misleading. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since the date of such financial statements.

     6.8 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

     6.9 No Stock Purchase. No part of the proceeds of any financial accommodation made by Lender in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     6.10 Advances. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Credit Agreement, the Note and all Security Documents have been fully discharged.

     6.11 Enforceable Obligations. This Credit Agreement, the Note and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

     6.12 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

     6.13 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

     6.14 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

     6.15 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders, writs, injunctions and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

     6.16 Solvent. It (both before and after giving effect to the Loans contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     6.17 Investment Borrower Act. It is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Borrower" within the meaning of the Investment Borrower Act of 1940, as amended.

     6.18 Title. It has good and marketable title to the Collateral.

     6.19 Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive the making of the Loan and the execution and delivery of the Note; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

     6.20 Environmental Matters. Except as previously disclosed to Lender in writing, it, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, disposal or release into the environment of any hazardous or toxic waste or substance.

     6.21 Licenses, Tradenames. It, as of the date hereof, possesses all necessary trademarks, tradenames, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, tradenames, copyright patents and license rights of others.

     6.22 Year 2000 Compliance. Borrower and its Subsidiaries, as applicable, have reviewed the areas within their opera tions and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vend ors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upo n their financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility th at any computer applications or equipment used by Borrower may be unable to recognize and properly perform d ate sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

     Until payment in full of the Loans and the complete performance of the Obligation, Borrower agrees that:

     7.1 Financial Statements, Reports and Documents. It shall deliver, or cause to be delivered, to Lender each of the following:

          (a) Annual Statements of Borrower. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, audited financial statements of Borrower, including its balance sheet as of the close of such fiscal year and statements of income of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP.

          (b) Monthly Statements of Borrower. As soon as available, and in any event within twenty (20) days after the end of each month (except for that at the close of the fiscal year), copies of the balance sheet of Borrower as of the end of such month, and statement of income of Borrower for that month and for the portion of the fiscal year ending with such month, all in reasonable detail and fairly stated, certified by Borrower and prepared by Borrower in accordance with GAAP.

          (c) Compliance Certificate of Borrower. At the end of each weekly period until Borrower's Net Income is positive for at least two consecutive fiscal quarters, and thereafter within twenty (20) days after the end of each month, a certificate signed by the Authorized Manager of the Borrower, substantially in the form of Exhibit "B" attached hereto certifying that after a review of the activities of Borrower during such period, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Borrower delivered to Lender during the respective period pursuant to Sections 7.1(a) and 7.1(b) hereof, to his/her knowledge, fairly present in all material respect the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, together with a calculation of the Financial Covenants.

          (d) Borrowing Base Certificate. At the end of each weekly period until Borrower's Net Income is positive for at least two consecutive fiscal quarters, and thereafter within twenty (20) days after the end of each month, a Borrowing Base Certificate substantially in the form attached hereto as Exhibit "C".

          (e) Other Information. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

     7.2 Maintenance of Existence and Rights; Conduct of Business; Management. It will preserve and maintain its existence and all of its rights, privileges, licenses, permits, franchises and other rights necessary or desirable in the normal conduct of its business, conduct its business in an orderly and efficient manner consistent with good business practices and maintain professional management of its business.

     7.3 Operations and Properties. It will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     7.4 Authorizations and Approvals. It will maintain, at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

     7.5 Compliance with Law. It will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, including without limitation, any environmental laws applicable to it, a breach of which could result in a Material Adverse Effect.

     7.6 Payment of Taxes and Other Indebtedness. It will pay and discharge (i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property, and (iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

     7.7 Compliance with Significant Debt Agreements and Other Agreements. It will comply in all material respects with (i) all Significant Debt Agreements, and (ii) all agreements and contracts to which it is a party, a breach of which could result in a Material Adverse Effect.

     7.8 Compliance with Credit Documents. It will comply with any and all covenants and provisions of this Credit Agreement, the Note and all other Credit Documents.

     7.9 Notice of Default. It will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

     7.10 Other Notices. It will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

     7.11 Books and Records; Access; Audits. Upon three (3) Banking Days notice from Lender, it will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loans, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices. In addition, so long as no Event of Default has occurred and is continuing, it will give any authorized representative of Lender access during normal business hours to conduct a minimum of one (1) collateral audit per year and the costs of such audit shall be for the account of the Borrower.

     7.12 ERISA Compliance. With respect to its Plans, it shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and
Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty
(30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

     7.13 Further Assurances. It will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

     7.14 Insurance. It shall maintain in full force and effect at all times all insurance coverages required under the terms of this Credit Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

          (a) Policies of all risk coverage insurance covering all tangible personalty in which Lender has been granted or obtained a security interest to secure the Obligation, in coverage amounts not less than, from time to time, the fair market value thereof.

          (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $2,000,000.00 shall be in effect with respect to Borrower.

          (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender.

     Copies of all policies of insurance evidencing such coverages in effect from time to time and showing Lender as an additional insured and loss payee shall be delivered to Lender within fifteen (15) days of the Closing Date and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it shall provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional insured and loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

     7.15 Year 2000 Compliance. It will perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

     7.16 Deposit Accounts. It shall maintain its principal depository accounts with Lender.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

     Until payment in full of the Loans and the performance of the Obligation, Borrower shall not, without receiving the prior express written consent of
Lender:

     8.1 Existence. Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other Person or make any substantial change in the character of its business.

     8.2 Amendments to Organizational Documents. Amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

     8.3 Margin Stock. Use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of the Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

     8.4 Distributions. Declare or pay any dividends or make any distributions of any kind other than distributions necessary to satisfy the tax liabilities of the members of Borrower arising from the operations of Borrower.

     8.5 Liens. On and after the date hereof, create, issue, assume or suffer to exist Liens upon the Collateral, except Permitted Liens.

     8.6 Transfer Collateral. Assign, transfer or convey any of its right, title and interest in the Collateral.

     8.7 Merger; Sale of Assets. (i) Sell, lease, transfer or dispose of substantially all of the Collateral to another entity; or (ii) consolidate with or merge into another entity, or permit any transfer of the ownership of the Collateral, permit any other entity to merge into Borrower or consolidate with it, or permit any transfer of the ownership or power to control Borrower.

     8.8 Indebtedness. Incur in excess of $100,000 in the aggregate for any fiscal year, without receiving the prior express written consent of Lender, which consent shall not be unreasonably withheld.

     8.9 Financial Covenants. Permit:

          (a) Its Liquidity Percentage to be less than thirty percent (30%) as of the end of each weekly period until Borrower's Net Income is positive for at least two consecutive fiscal quarters and thereafter as of the end of each monthly period.

          (b) Beginning with that fiscal quarter ending March 31, 2000, its Net Income to be less than $0 (i.e. net loss) in any quarter.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

     9.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to pay any principal of, or interest on, the Note when the same shall become due or payable and such failure continues for ten (10) Banking Days after notice thereof to Borrower.

          (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Credit Documents (other than a failure or neglect described in one or more of the other provisions of this Section 9.1) and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after written notice thereof to Borrower.

          (c) Any warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans, shall be or shall prove to have been false when made or furnished.

          (d) The occurrence of any material "event of default" or "default" by Borrower under any Credit Document, or any agreement, now or hereafter existing, to which Lender or an Affiliate of Lender, and Borrower or an Affiliate of Borrower are a party.

          (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Note) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness.

          (f) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Credit Document or Credit Documents.

          (g) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing

          (h) An involuntary petition or complaint shall be filed against Borrower or Guarantor, seeking bankruptcy or reorganization of Borrower or Guarantor, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or Guarantor, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or Guarantor, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or Guarantor, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

          (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $250,000 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

          (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $100,000 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $100,000 under Section 4062 of ERISA, shall have occurred with respect to any

Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days.

          (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections
(i), (ii) and (iii) below, will have an effect in excess of $100,000; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

          (l) The occurrence of a change in the ownership structure without the written consent of Lender, which will not be unreasonably withheld.

          (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower.

          (n) Any failure to observe any of the Financial Covenants.

          (o) A substantial change of the Borrower's executive management group as determined by Lender in its reasonable discretion without the written consent of Lender which consent shall not be unreasonably withheld.

          (p) The occurrence of any adverse change in the, business, operations, assets or financial condition of Borrower, taken as a whole, that Lender in its reasonable discretion deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loans is impaired.

     9.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

               (i)  Cease   making   Advances   or   extensions   of   financial
          accommodations in any form to or for the benefit of Borrower,

               (ii) Declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding,

               (iii) Reduce any claim to judgment, and/or

               (iv) Without notice of default or demand, pursue and enforce any of Lender' rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 9.1(g) and 9.1(h) shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

     Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, with five (5) days notice to Borrower, to setoff and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees promptly to notify Borrower prior to and after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

     9.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement with respect to the pay ment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, Lender may, with five (5) days prior notice, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower . In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such per formance or attempted performance to Lender at its office in Inglewood, California, together with interest ther eon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is e xpressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and aff airs of Borrower.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 Modification. All modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

     10.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Note or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     10.3 Payment of Expenses. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loans, and the preservation and enforcement of Lender's rights under this Credit Agreement, the Note, and/or the other Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Credit Agreement, the Note and/or other Credit Documents. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Note or any other Credit Document. Borrower shall receive a written estimate of all legal fees and related legal costs and will have an opportunity to review all such estimates prior to its approval, which shall not be unreasonably withheld.

     10.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail or sent by overnight delivery service, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:        GEL TECH, INC.
                          246 East Watkins Street
                          Phoenix, Arizona 85004
                          Attention:  William J. Hemelt
                          Telecopier: (602) 420-9949

         Lender:          Imperial Bank
                          9920 South La Cienega Boulevard
                          Suite 636
                          Inglewood, California  90301
                          Attention:  Lending Services
                          Telecopier:  (310) 417-5695

         With a copy to:  Imperial Bank
                          400 East Van Buren
                          Suite 900
                          Phoenix, Arizona  85004
                          Attention: Edmund Ozorio
                          Telecopier:  (602) 261-7881

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this
Section 10.4.

     10.5 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Credit Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California, except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Subject to the provisions of Section 10.13 hereof, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in the Superior Court of Los Angeles County, California. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement or any of the Credit Documents.

     10.6 Invalid Provisions. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     10.7 Binding Effect. The Credit Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

     10.8 Entirety. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     10.9 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

     10.10 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loans.

     10.11 No Third Party Beneficiary. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

     10.12 Time. Time is of the essence hereof.

     10.13 Reference Provision.

          (a) Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement and/or any of the Credit Documents, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California, in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles

(the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree with in thirty days (30) after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety
(90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in the Court. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

          (b) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (c) No provision of Paragraphs (a) or (b) of this Section 10.13, however, shall limit the right of Lender to bring action for possession of any collateral in any jurisdiction, wherever located, in accordance with the provisions of the Security Documents.

     10.14 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto, if any, are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

     10.15 Counterparts. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     10.16 Participations. Lender, at any time, shall have the right to sell, assign, transfer, negotiate or grant participation interests in the Loans and in any documents and instruments executed in connection herewith. Borrower hereby acknowledges and agrees that any such disposition shall give rise to a direct obligation of Borrower to each such assignee or participant. Lender is authorized to furnish to any participant or prospective participant any information or document that Lender may have or obtain regarding the Loans, Borrower or any guarantor of the Loans.

     IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                   GEL TECH, L.L.C., an Arizona limited
                                   liability company


                                By:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                      ------------------------------------------


                                   IMPERIAL BANK, a California banking
                                   corporation


                                By:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                      ------------------------------------------

                                   EXHIBIT "A"

                             FORM OF ADVANCE NOTICE


Imperial Bank
One Arizona Center
400 East Van Buren, Suite 900
Phoenix, Arizona  85004
Attention: Edmund Ozorio
Telecopier:  (602) 261-7881

                                                           Date:_____________

                                                           Time:______________

Dear Edmund:

     The undersigned, Gel Tech, L.L.C., an Arizona limited liability company ("Borrower"), refers to the Credit Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), between Borrower and Imperial Bank, a California banking corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Borrower hereby gives notice that it requests an Advance pursuant to the Credit Agreement and sets forth below the terms of such requested Advance:

     A.   Date of Advance ____________________

     B.   Principal Amount of Advance ____________________

                                        Sincerely,

                                        GEL TECH, L.L.C., an Arizona limited
                                        liability company


                                By:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                      ------------------------------------------

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE
                                FOR PERIOD ENDING

                               ------------------
                              ("REPORTING PERIOD")



Imperial Bank
400 East Van Buren, Suite 900
Phoenix, Arizona  85004
Attention: Edmund Ozorio
Telecopier:  (602) 261-7881                            Date:  _____________



Dear Ladies and Gentlemen:

     This Compliance Certificate refers to the Credit Agreement dated as of January 11, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), between Gel Tech, L.L.C., an Arizona limited liability company (the "Borrower") and Imperial Bank, a California banking corporation. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 7.1 of the Credit Agreement, the undersigned, hereby certifies that:

     1. To the best of the undersigned's knowledge, after a review of the activities of Borrower during the Reporting Period, Borrower has observed, performed and fulfilled each and every obligation and covenant contained in the Credit Agreement and no "Event of Default" thereunder exists [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

     2. All financial statements of Borrower delivered to Lender during the Reporting Period, if any, to the undersigned's knowledge, fairly present in all material respect the financial position of the Borrower and the results of its operations at the dates and for the periods indicated and have been prepared in accordance with GAAP.

     3. As of the last day of the Reporting Period, the computations below were true and correct:

     Section 8.9 - FINANCIAL COVENANTS:

          (a)  LIQUIDITY PERCENTAGE

     Numerator: Cash on deposit with Lender                          $

                plus: Funds invested with Lender                     $

                equals: Eligible Deposit Amount                     A$

     Denominator: RLC Balance                                       B$

     A divided by B equals                                        A/B__________%

     Minimum                                                               30.0%

     (b) NET INCOME (FISCAL QUARTER STARTING 3/31/00)             (in thousands)

     Actual                                                         $
                        ------------   ------------  ------------   ------------


     Minimum                                                        $          0
                                                                    ------------



                                        GEL TECH, L.L.C., an Arizona limited
                                        liability company



                                By:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                      ------------------------------------------

                                   EXHIBIT "C"

                           BORROWING BASE CERTIFICATES

                                   EXHIBIT "D"


When recorded, return to:

Streich Lang, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
Attention: Henry A. Perras, Esq.


                          WAIVER/RELEASE OF LIEN RIGHTS


     To induce IMPERIAL BANK, a California banking corporation, whose address is 400 East Van Buren, Suite 900, Phoenix, Arizona 85004 (hereinafter called "Lender"), to grant and/or continue financial accommodations to GEL TECH, L.L.C., an Arizona limited liability company, whose address is 246 East Watkins Street, Phoenix, Arizona 85004 (hereinafter called "Debtor"), the undersigned covenants and agrees as follows:

     1. Debtor has executed a Security Agreement dated January 11, 2000 (hereinafter called the "Security Agreement"), granting to Lender a security interest in that property of Debtor described in the Security Agreement and on Schedule "A" attached hereto and made a part hereof (hereinafter called the "Collateral"). The Collateral includes, but is not limited to, fixtures, equipment, machinery, furniture and furnishings that are now or hereafter may be installed, placed or located on the real property described on Schedule "B" attached hereto (hereinafter called the "Real Property"), which is owned by the undersigned or in which the undersigned has or claims a lien or interest.

     2. The undersigned hereby consents to the Security Agreement and to all liens, security interests and rights of Lender in the Collateral arising from the Security Agreement and waives and releases all rights of levy for rent and all liens, security interests, claims, rights and demands of every kind against the Collateral.

     3. The undersigned hereby grants permission to Lender, its officers, agents and employees, to enter, at any time, the Real Property or any other premises where the Collateral may be found and to remove the Collateral, provided that Lender shall promptly reimburse the undersigned for the cost of repairing any physical injury done to the Real Property as a result of the removal of the Collateral.

     4. The Collateral shall at all times be personal property, shall not constitute fixtures or be part of the Real Property and shall not be subject to distraint or execution by the undersigned or to any claim of the undersigned.

     5. The undersigned shall notify any purchaser of the Real Property, and any subsequent mortgagee or other encumbrance holder or claimant, of the existence of this Waiver/Release Agreement, which shall be binding upon the executors, administrators, successors, assigns and transferees of the undersigned and shall inure to the benefit of the successors and assigns of Lender.

     6. In the event of any default under its lease or agreement with Debtor, then prior to: (i) terminating its lease or agreement with Debtor, (ii) incurring any attorneys' fees, or (iii) incurring any other expenses which it would, but for this provision, charge Debtor, the undersigned shall notify Lender in writing at the above address of such default and allow Lender 30 days after receipt of such notice to remedy any such default on behalf of Debtor; provided, however, that if the default cannot reasonably be remedied within that 30-day period, the undersigned shall not terminate its lease or agreement with Debtor or incur any attorneys' fees or other expenses so long as Lender shall commence to remedy the default within that 30-day period and thereafter diligently prosecute the remedy to completion.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____ day of ____________________.


                                             -----------------------------------

                                             -----------------------------------


                                By:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                Title:
                                      ------------------------------------------


                                Address:

                                             -----------------------------------

                                             -----------------------------------

STATE OF ____________________ )
                              ) ss.
County of ___________________ )



     The foregoing instrument was acknowledged before me this _____ day of __________________________, by __________________________________________, the
____________________________  of  ______________________________________________
_______________________, on behalf of said ________________.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                      ------------------------------------------
                                      Notary Public


My commission expires:


----------------------

                                  SCHEDULE "A"

                             COLLATERAL DESCRIPTION


     All of the property described below in, to or under which Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in Debtor's expectancy to acquire such property (all of the property described on this schedule is herein called the "Collateral"):

          (a) All accounts, general intangibles, instruments, documents and chattel paper (including all accounts receivable, notes, drafts, lease agreements and security agreements), and all goods, if any, represented thereby, whether now existing or hereafter acquired or created from time to time in the course of Debtor's business;

          (b) All inventory now owned or hereafter acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or not the inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);

          (c) All equipment now owned or hereafter acquired, including all furniture, fixtures, furnishings, vehicles (whether titled or non-titled), machinery, materials and supplies, wherever located, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof, together with all parts, accessories, attachments, additions thereto or replacements therefor;

          (d) All instruments, documents and chattel paper now held by or hereafter delivered to Secured Party, together with all property rights and security interests evidenced thereby, all increases thereof (including, without limitation, stock dividends), all profits therefrom and all transformations thereof, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof (all hereinafter called the "Specific Collateral-in-Possession");

          (e) All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

          (f) All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

          (g)  Tradenames,   trademarks,  trademark  applications,   copyrights,
     copyright applications, service marks and the entire goodwill of or associated with the business now or hereafter conducted by the Debtor;

          (h) All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

          (i) All accessions to any of the Collateral; and

          (j) All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.

All "Collateral Schedules," if any, attached hereto are hereby incorporated into this collateral description as if set forth here and at each reference thereto.

                                  SCHEDULE "B"

                                  REAL PROPERTY